Exhibit 99

News Release

CCNE NASDAQ L I S T E D

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND CLEARFIELD, PENNSYLVANIA – February 13, 2008

The Board of Directors of CNB Financial Corporation (Nasdaq:CCNE) have announced the declaration of a 16 cents per share quarterly dividend payable on March 14, 2008 to shareholders of record on February 29, 2008.

CNB Financial Corporation is an $850 million bank holding company, conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-two full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.